Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of substantially all of the assets utilized in connection to the business of Thermal Kinetics Engineering, PLLC, a New York professional limited liability company, and Thermal Kinetics Systems, LLC, a New York limited liability company (together, “Thermal Kinetics”) by RCM Technologies, Inc. (“RCM” or the “Company”), and the related financing transactions.  The acquisition, inclusive of related fees and expenses, was financed through RCM’s revolving credit facility.

The unaudited pro forma condensed combined balance sheet has been derived from the historical consolidated balance sheets of RCM as of September 29, 2018 and combined financial statements of Thermal Kinetics as of September 30, 2018, to give effect to the Thermal Kinetics acquisition as if it had occurred on September 29, 2018. The unaudited pro forma condensed combined statements of income have been derived from the historical statements of income of RCM for the thirty-nine week period ended September 29, 2018 and the fifty-two week period ended December 30, 2017 and Thermal Kinetics for the nine months ended September 30, 2018 and year ended December 31, 2017, and give effect to the consummation of the acquisition as if it had occurred on January 1, 2017.

The pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with RCM treated as the acquirer and Thermal Kinetics as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma condensed combined financial statements and RCM’s future results of operations and financial position.

Pro forma adjustments related to the balance sheet reflect the preliminary allocation of the purchase price to Thermal Kinetics’s assets and liabilities based on a preliminary estimate of their fair values and financing adjustments. Pro forma adjustments to the statements of income reflect acquisition accounting adjustments and financing adjustments. The pro forma condensed combined financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Thermal Kinetics acquisition.

The pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of RCM would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements and the audited and unaudited interim consolidated financial statements and accompanying notes of RCM and Thermal Kinetics incorporated by reference herein.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following information:

●	Notes to the unaudited pro forma condensed combined financial statements;

●	RCM’s Current Report on Form 8-K filed with the SEC on November 15, 2018, including the related exhibit;

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONT’D)

●
Audited consolidated financial statements of RCM for the fifty-two week period ended December 30, 2017, which are included in RCM’s Annual Report on Form 10-K for the year ended December 30, 2017, as filed with the SEC;

●
Unaudited interim condensed consolidated financial statements of RCM as of September 29, 2018 and for the thirty-nine week period then ended, which are included in RCM’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2018, as filed with the SEC;

●	Audited financial statements of Thermal Kinetics for the year ended December 31, 2017, which are included in RCM’s Current Report on Form 8-K/A filed on January 24, 2019;

●
Audited interim condensed financial statements of Thermal Kinetics as of and for the nine months ended September 30, 2018, which are included in RCM’s Current Report on Form 8-K/A filed on January 24, 2019.

See notes to the unaudited pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of September 30, 2018	As of September 29, 2018	Adjustments
	Thermal	RCM			Note	Proforma
	Kinetics	Technologies	Acquisition	Financing	Reference	Combined

Current assets:
Cash and cash equivalents, net	$1,304	$710	(1,304)	$ -	5a	$710
Accounts receivable, net	1,000	46,663	-	-		47,663
Transit accounts receivable	-	4,365	-	-		4,365
Prepaid expenses and other current assets	46	3,947	-	-		3,993
Marketable securities	487	-	(487)	-	5a	-
Total current assets	2,837	55,685	(1,791)	-		56,731

Property and equipment, net	101	3,694	(89)	-	5b	3,706

Other assets:
Deposits	19	224	-	-		243
Goodwill	-	11,685	5,977	-	4	17,662
Intangible assets, net	-	65	640	-	4	705
Deferred tax assets, net	-	2,075	-	-		2,075
Total other assets	19	14,049	6,617	-		20,685

Total assets	$2,957	$73,428	$4,737	$ -		$81,122

Current liabilities:
Accounts payable and accrued expenses	$476	$8,099	$413	$ -	5c	$8,988
Transit accounts payable	-	4,461	-	-		4,461
Accrued payroll and related expenses	26	8,658	-	-		8,684
Deferred revenue	900	-	-	-		900
Income taxes payable	-	916	-	-		916
Liability for contingent consideration	-	553	-	-		553
Total current liabilities	1,402	22,687	413	-		24,502

Deferred tax liability, foreign	-	424	-	-		424
Liability for contingent consideration	-	1,180	2,936	-	4	4,116
Borrowings under line of credit	-	24,460	-	1,066	3a	25,526
Total liabilities	1,402	48,751	3,349	1,066		54,568

Stockholders’ equity:
Common stock	-	755	-	22	3a	777
Additional paid-in capital	-	105,243	-	1,855	3a	107,098
Accumulated comprehensive income (loss)	80	(2,572)	(80)	-	5d	(2,572)
Accumulated deficit	-	(63,762)	-	-		(63,762)
Treasury stock	-	(14,987)	-	-		(14,987)
Members’ equity	1,475	-	(1,475)	-	5d	-

Total stockholders’ equity	1,555	24,677	(1,555)	1,877		26,554

Total liabilities and stockholders’ equity	$2,957	$73,428	$1,794	$2,943		81,122

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	For the Nine Months Ended September 30, 2018	For the Thirty-Nine Week Period Ended September 29, 2018
	Thermal	RCM	Adjustments		Note	Proforma
	Kinetics	Technologies	Acquisition	Financing	Reference	Combined

Revenues	$5,459	$145,081	($79)	$ -	5e	$150,461
Cost of services	3,417	108,803	(79)	-	5e	112,141
Gross profit	2,042	36,278	-	-		38,320

Operating costs and expenses
Selling, general and administrative	860	29,909	-	-		30,769
Depreciation and amortization	30	1,156	234	-	4	1,420
Severance, professional fees and other charges	-	1,371	-	-		1,371
Tax credit professional fees	-	-	-	-		-
Change in contingent consideration	-	-	-	-		-
Goodwill impairments	-	-	-	-		-
Operating costs and expenses	890	32,436	234	-		33,560

Income from operations	1,152	3,842	(234)	-		4,760
Other income (expense)	6	(990)	(6)	(31)	5f, 3b	(1,021)
Income before income taxes	1,158	2,852	(240)	(31)		3,740
Income tax expense (benefit)	-	736	257	(9)	5g	985
Net income	$1,158	$2,116	($497)	($22)		$2,755

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	For the Year Ended December 31, 2017	For the Fifty-Two Week Period Ended December 30, 2017
	Thermal	RCM	Adjustments		Note	Proforma
	Kinetics	Technologies	Acquisition	Financing	Reference	Combined

Revenues	$7,219	$186,737	$ -	$ -		$193,956
Cost of services	4,269	138,350	-	-		142,619
Gross profit	2,950	48,387	-	-		51,337

Operating costs and expenses
Selling, general and administrative	1,211	40,385	-	-		41,596
Depreciation and amortization	39	1,757	312	-	4	2,108
Severance, professional fees and other charges	-	1,447	-	-		1,447
Tax credit professional fees	-	259	-	-		259
Change in contingent consideration	-	781	-	-		781
Goodwill impairments	-	3,478	-	-		3,478
Operating costs and expenses	1,250	48,107	312	-		49,669

Income from operations	1,700	280	(312)	-		1,668
Other income (expense)	10	(525)	(10)	(29)	5f, 3b	(554)
Income (loss) before income taxes	1,710	(245)	(322)	(29)		1,115
Income tax (benefit) expense	-	(2,255)	555	(11)	5g	(1,711)
Net income	$1,710	$2,010	($877)	($17)		$2,826

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction

On November 8, 2018, RCM Technologies (USA), Inc. (the “Buyer”), a New Jersey corporation and a wholly-owned subsidiary of RCM Technologies, Inc. (the “Registrant” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), with Thermal Kinetics Engineering, PLLC, a New York professional limited liability company, Thermal Kinetics Systems, LLC, a New York limited liability company (together “TKE”, each a “Seller” and collectively, “Sellers” or “Thermal Kinetics”), the members of Sellers identified in Section 1 of the Purchase Agreement (each, a “Sellers’ Member” and collectively, “Sellers’ Members”).  The Registrant is also a party to the Purchase Agreement solely for purposes of being bound by the Parent Guarantee (as defined therein).

Pursuant to the Purchase Agreement, the Buyer agreed to purchase from Sellers substantially all of the assets of Sellers utilized in connection with the business of supplying equipment and providing engineering, development, and design services (the “Business”).

The transactions contemplated by the Purchase Agreement closed as of the date of the Purchase Agreement.  The purchase price consisted of $1.8 million, inclusive of estimated assumed net liabilities of $0.7 million, resulting in $1.1 million being paid at closing in cash, 440,751 shares of the Registrant’s Common Stock, $0.10 par value, which shares are subject to a 36-month lock-up agreement, and a series of Earn-out Payments (as defined in the Purchase Agreement) based on the net operating income of the Business (the “NOI”) over the three fiscal years of the Registrant ending on the last fiscal day of September in each of 2019, 2020 and 2021 (the “First Earn-Out Period,” “Second Earn-Out Period” and “Third Earn-Out Period,” respectively).  With respect to the Earn-out Payments, Buyer shall pay Sellers, in accordance with the terms and provisions of the Purchase Agreement, an amount equal to $600,000 for each Earn-Out period where the NOI is greater than a hurdle amount of $1.9 million (for the First Earn-Out Period), $2.0 million (for the Second Earn-Out Period) and $2.1 million (for the Third Earn-Out Period), plus, for any such period, a Second-Tier Earn-out Payment amount equal to 50% of the NOI for such period in excess of the applicable hurdle amount; provided, that the Second-Tier Earn-out Payment for any given year cannot exceed $2.0 million.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Thermal Kinetics by combining the Company’s audited balance sheet as of September 29, 2018 and Thermal Kinetics’ audited balance sheet as of September 30, 2018. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Thermal Kinetics are based on the estimated fair value of the assets and liabilities of Thermal Kinetics. The pro forma condensed combined statements of income combines the Company’s unaudited statement of operations for the thirty-nine weeks ended September 29, 2018 with Thermal Kinetics audited statement of operations for the nine months ended September 30, 2018 and the Company’s audited statement of operations for the fifty-two weeks ended December 30, 2017 with Thermal Kinetics audited statement of operations for the year ended December 31, 2017, and gives effect to the TKE acquisition as if it occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and is based on the historical financial information of the Company and Thermal Kinetics. The acquisition method of accounting, in accordance with ASC 805, “Business Combinations” (ASC 805) requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). As the accounting acquirer, the Company will estimate the fair value of Thermal Kinetics’s assets acquired and liabilities assumed. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of income, are expected to have a continuing impact on the consolidated results.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2.	Basis of Presentation (Continued)

Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could lead to different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

3.	Financing Transactions

a)
The Company agreed to pay $1.1 million in cash, (assumed net liabilities of $0.7 million) and $1.9 million of common stock. Since certain liabilities were inseparable, principally deferred revenues, the Company assumed approximately $0.7 million in certain liabilities and reduced the cash paid at closing to $1.1 million. The Company paid the upfront cash portion of $1.1 million paid to Seller through borrowing from the Company’s line of credit. Absent other changes to net working capital in the normal course of business, the Company expects to satisfy the net liabilities of $0.7 million though additional borrowing from the Company’s line of credit. The Company also issued 440,751 shares of its common stock to Seller at closing.  The closing date share value was $4.26, thereby valuing the stock at $1.9 million.

b)
Based on average interest rates in affect over the periods presented, the Company would have incurred interest expense of $39 and $37 for the thirty-nine week period ended September 29, 2018 and fifty-two week period ended December 30, 2017, respectfully, on the pro forma borrowing.

4.    Preliminary Purchase Price Allocation

The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Thermal Kinetics’ tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments.

The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was September 30, 2018 is presented as follows:

Cash and net liabilities assumed	$1,816
Common stock of the Company	1,877
Contingent consideration, fair value	2,936
Total consideration	$6,629

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4.    Preliminary Purchase Price Allocation (Continued)
The shareholders of Thermal Kinetics are eligible to receive post-closing contingent consideration upon the business exceeding certain base levels of operating income, potentially earned over three years as more fully described in footnote 1 to the unaudited condensed combined financial statements.  The amount recorded for the contingent consideration represents the acquisition date fair value of expected consideration to be paid based on Thermal Kinetic’s forecasted operating income during the three year period. Expected consideration was valued based on different possible scenarios for projected operating income.  Each case was assigned a probability which was used to calculate an estimate of the forecasted future payments.  Then a discount rate was applied to these forecasted future payments to determine the acquisition date fair value to be recorded.  At the time of the acquisition, the book and tax basis of assets and liabilities acquired are the same.

The acquisition has been accounted for under the purchase method of accounting. The total preliminary estimated purchase price has been allocated as follows:

Fixed assets	$12
Restricted covenants	50
Customer relationships	590
Goodwill	5,977
Total consideration	$6,629

The adjustments reflect the amount necessary to record the estimated fair value of Thermal Kinetics’ intangible assets acquired. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. Identifiable intangible assets expected to be acquired consist of the following:

	Estimated Useful Lives (Years)	Annual Amortization
Identifiable intangible assets:
Customer relationships	2	$295
Restricted covenants	3	$17

Some of the more significant assumptions inherent in the development of intangible asset fair values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, sales and marketing expenses, capital expenditures, and working capital requirements); the discount rate selected to measure inherent risk of future cash flows; the assumed royalty rate utilized; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The primary item that generated goodwill was the acquisition of a highly skilled and trained assembled workforce of engineers that the Company anticipates will allow it to win contract awards from its current and future customer base that the Company would not otherwise win.

Currently, no adjustment to the unaudited pro forma condensed combined financial statements has been made as it relates to limitations the combined company might incur under Section 382 of the Code or ASC 740. Furthermore, adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

5.	Unaudited Pro Forma Condensed Combined Financial Statements Adjustments

a)
The Sellers of Thermal Kinetics retained all cash and marketable securities. For the pro forma combined balance sheets, these balances for Thermal Kinetics as of September 30, 2018 were removed in the adjustment column.

b)	Fixed assets were reduced to fair market value as of September 30, 2018.
c)
The Company assumed a lease in the Buffalo, New York area but will move the Thermal Kinetic operations into the Company’s existing Buffalo, New York area facility. The costs of this lease that will not be used by the Company was recorded as additional purchase consideration.  The Company acquired substantially all of the fixed and intangible assets of Thermal Kinetics necessary to manage the business after September 30, 2018. The Sellers of Thermal Kinetics retained the net economic benefit of the net working capital as of September 30, 2018.  At closing, the Company and Sellers estimated that the net assumed liabilities would be $0.7 million and it was agreed that amount would be fixed. To the extent the net liabilities actually assumed by the Company differed from the assumed fixed amount, there is a mechanism in the asset purchase agreement whereby one party will give the other party cash in order to maintain the fixed amount of net liabilities of $0.7 million assumed by the Company.  The pro forma accounts payable and accrued expenses adjustment as of September 29, 2018 is as follows:

Fixed assumed net liabilities	$700
Assumed lease	50
Thermal Kinetics net working capital as of September 30, 2018:
Accounts receivable, net	1,000
Prepaid expenses and other current assets	46
Deposits	19
Accounts payable and accrued expenses	(476)
Deferred revenue	(900)
Accrued payroll and related expenses	(26)
Total adjustment	$413

d)	Adjustments made to remove Thermal Kinetics additional comprehensive income and members’ equity as of September 30, 2018.
e)
Prior to the acquisition of Thermal Kinetics by the Company, Thermal Kinetics was a customer of the Company, whereby certain engineering services were subcontracted to the Company. On a pro forma basis, these revenues and direct expenses were eliminated with no impact to income from operations.

f)	Other income generated from cash, cash equivalents and marketable securities of Thermal Kinetics was removed.
g)	The Company used its approximate historic marginal tax rates in the United States to impute income tax expense.